UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2007

__________

GEORGE FOREMAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26585	54-1811721
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

100 N. Wilkes-Barre Blvd. 4th Floor Wilkes-Barre, PA (Address of principal executive offices)		18702 (Zip code)

Registrant’s telephone number, including area code: (570) 822-6277

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2007, George Foreman Ventures, LLC (“GFV”), a majority controlled subsidiary of George Foreman Enterprises, Inc., entered into an agreement with In Stride L.L.C. (“In Stride”), Olen Rice and Paul Koester to operate a newly formed limited liability company named InStride Ventures, LLC (“InStride Ventures”) for the purpose of manufacturing, marketing and selling therapeutic footwear using the name and likeness of George Foreman. GFV owns 50.1% of the membership interests of Instride Ventures with an initial capital contribution of $501, In Stride owns 47.9% of the membership interests of InStride Ventures with an initial capital contribution of $479 and Messrs. Rice and Koester each own 1% of the membership interests of InStride Ventures with an initial capital contribution of $10 each. Additionally, in connection with this transaction, GFV entered into a License Agreement with InStride Ventures granting InStride Ventures a license to use the name and likeness of George Foreman in connection with the business activities of InStride Ventures. Also, in accordance with the terms of an Exclusive Trademark License Agreement, In Stride granted InStride Ventures a license to use certain trademarks owned by In Stride in connection with the business activities of InStride Ventures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Instride Ventures, LLC Operating Agreement, dated as of April 20, 2007, by and among George Foreman Ventures LLC, In Stride, L.L.C., Olen Rice and Paul Koester.

10.2	License Agreement, dated April 20, 2007, between George Foreman Ventures LLC and InStride Ventures, LLC.

10.3	Exclusive Trademark License Agreement, dated April 20, 2007, by and between In Stride, L.L.C. and Instride Ventures, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2007
            GEORGE FOREMAN ENTERPRISES, INC.

            By: /s/ Efrem Gerszberg
            Name: Efrem Gerszberg
            Title: President